Exhibit 10.15
SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
     This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), made and entered into as of March 27, 2007, is by and between DOLAN MEDIA COMPANY, a Delaware corporation, DOLAN FINANCE COMPANY, a Minnesota corporation, DOLAN PUBLISHING COMPANY, a Delaware corporation, DOLAN PUBLISHING FINANCE COMPANY, a Minnesota corporation, CLEO COMPANY, a Delaware corporation, LONG ISLAND BUSINESS NEWS, INC., a New York corporation, DAILY JOURNAL OF COMMERCE, INC., a Delaware corporation, LAWYER’S WEEKLY, INC., a Delaware corporation, LEGAL LEDGER, INC., a Minnesota corporation, THE JOURNAL RECORD PUBLISHING CO., a Delaware corporation, DAILY REPORTER PUBLISHING COMPANY, a Delaware corporation, NEW ORLEANS PUBLISHING GROUP, INC., a Louisiana corporation, NOPG, L.L.C., a Louisiana limited liability company, WISCONSIN PUBLISHING COMPANY, a Minnesota corporation, LEGAL COM OF DELAWARE, INC., (f/k/a Legal Communications Corporation), a Delaware corporation, MISSOURI LAWYERS MEDIA, INC., a Missouri corporation, THE DAILY RECORD COMPANY, a Maryland corporation, IDAHO BUSINESS REVIEW, INC., an Idaho corporation, FINANCE AND COMMERCE, INC., a Minnesota corporation, COUNSEL PRESS, LLC, a Delaware limited liability company, ARIZONA NEWS SERVICE, LLC, a Delaware limited liability company, DOLAN DLN LLC, a Delaware limited liability company, DOLAN APC LLC, a Delaware limited liability company, and AMERICAN PROCESSING COMPANY, LLC, a Michigan limited liability company (individually, a “Borrower” and, collectively, the “Borrowers”), the banks from time to time party hereto (individually, a “Bank” and, collectively, the “Banks”), LASALLE BANK NATIONAL ASSOCIATION, a national banking association, one of the Banks, as Documentation Agent, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, one of the Banks, LC Bank and Lead Arranger, as agent for the Banks (in such capacity, the “Agent”).
RECITALS
     A. Agent, the Banks and the Borrowers are parties to that certain Amended and Restated Credit Agreement dated as of March 14, 2006, as amended by a First Amendment to Amended and Restated Credit Agreement dated as of August 31, 2006 (as amended, supplemented or modified from time to time, the “Credit Agreement”).
     B. The Borrowers desire to amend certain provisions of the Credit Agreement, and the Agent and the Banks have agreed to make such amendments, subject to the terms and conditions set forth in this Amendment.
AGREEMENT
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:
     Section 14. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.
     Section 15. Amendments. The Credit Agreement is hereby amended as follows:

     15(a) Amended Definitions. The definition of “Change of Control” contained in Section 1.1 of the Credit Agreement shall each be amended to read in its entirety as follows:
     “Change of Control”: The occurrence, after the Closing Date, of any of the following circumstances: (a) any Person or two or more Persons (other than Dolan Media, a Borrower that is a wholly-owned Subsidiary or a Person that owned a direct Equity Interest of Dolan Media or such Person’s Affiliate as of the Closing Date) acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Equity Interests of any Borrower representing 30% or more of the combined voting power of all Equity Interests of such Borrower entitled to vote in the election of directors; or (b) during any period of up to twelve (12) consecutive months, whether commencing before or after the Closing Date, individuals who at the beginning of such twelve-month period were directors of any Borrower (the “Initial Directors”) ceasing for any reason to constitute a majority of the Board of Directors of any Borrower (other than (i) by reason of death, disability or scheduled retirement and excluding (A) the replacement of individuals by a Person who owns an Equity Interest in a Borrower as of the Closing Date with another individual designated by such Person and (B) any replacement director that was chosen by, nominated for election by, or elected with the approval of, a majority of the Initial Directors) or (ii) in connection with the Permitted IPO in the manner described in the S-1 Registration Statement filed by Dolan Media with the Securities and Exchange Commission with respect thereto, it being agreed to and understood that all replacement directors described in this parenthetical shall be deemed to constitute Initial Directors).
“Quarterly Principal Payments”: Quarterly payments with respect to the Term Loans (exclusive of the Incremental Term Loans) of principal payable on the last day of each fiscal quarter commencing March 31, 2007 in the following amounts:

Payment Date	Scheduled Payment
March 31, 2007	$1,750,000
June 30, 2007	$1,950,000
September 30, 2007	$1,950,000
December 31, 2007	$1,950,000
March 31, 2008	$2,225,000
June 30, 2008	$2,225,000
September 30, 2008	$2,225,000
December 31, 2008	$2,225,000
March 31, 2009	$2,500,000
June 30, 2009	$2,500,000
September 30, 2009	$2,500,000
December 31, 2009	$2,500,000
March 31, 2010	$2,800,000
June 30, 2010	$2,800,000
September 30, 2010	$2,800,000
December 31, 2010	$2,800,000
March 31, 2011	$3,075,000
June 30, 2011	$3,075,000

Payment Date	Scheduled Payment
September 30, 2011	$3,075,000
December 31, 2011	$3,075,000
March 31, 2012	$3,350,000
June 30, 2012	$3,350,000
September 30, 2012	$3,350,000
December 31, 2012	Remaining Balance
“Revolving Commitment Amount”: With respect to any Bank, as of the Second Amendment Effective Date the amount set opposite such Bank’s name on Schedule 1.1(A) hereof as its Revolving Commitment Amount, but as the same may be reduced from time to time pursuant to Section 2.13(a).
“Term Loan Commitment Amount”: With respect to any Bank, as of the Second Amendment Effective Date the amount set opposite such Bank’s name on Schedule 1.1(A) hereof as its Term Loan Commitment Amount.
     15(b) New Definitions. Section 1.1 of the Credit Agreement is further amended by adding the definitions of “Existing Term Loan”, “Increased Term Loan”, “Permitted IPO”, “Second Amendment”, and “Second Amendment Effective Date” thereto in correct alphabetical order:
     “Existing Term Loan”: As defined in Section 2.1(b).
     “Increased Term Loan”: As defined in Section 2.1(b).
     “Permitted IPO”: The initial public offering of common stock issued by Dolan Media to be consummated pursuant to a Form S-1 Registration Statement to be filed on or before June 30, 2007 with the Securities and Exchange Commission and in substantially the form provided to the Agent and the Banks on or prior to the Second Amendment Effective Date (or with such changes as are reasonably acceptable to Agent), in each case so long as (a) the net cash proceeds received by the Borrowers from such offering (after the payment of transaction fees and expenses incurred in connection with such issuance, including, without limitation, underwriting fees and expenses and reasonable attorneys’ fees and expenses, but before the redemption of preferred stock in, or repayment of existing indebtedness by, the Borrowers) is reasonably expected by the Borrower to be not less than $125,000,000, (b) such offering is completed on or before December 30, 2007 and (c) no Default or Event of Default is continuing at the time of such offering.
     “Second Amendment”: That certain Second Amendment to Amended and Restated Credit Agreement dated as of March 27, 2007 by and among the Borrowers, Borrowers’ Agent, the Banks and Agent.
     “Second Amendment Effective Date”: The date of the Second Amendment, so long as all of the conditions precedent to the effectiveness of the Second Amendment, as set forth in Section 3 thereof, has been satisfied.
     “Series A Certificate”: That certain Certificate of Designation of Series A Non-Convertible Preferred Stock filed with the Secretary of State of State of Delaware on July 31, 2003, as amended by that certain Certificate of Amendment of the Certificate of Designation of Series A Non-Convertible Preferred Stock

filed with the Secretary of State of Delaware on September 1, 2004 and by that certain Certificate of Amendment to Certificate of Designation of Series A Non-Convertible Preferred Stock filed with the Secretary of State of Delaware on March 14, 2006.
     “Series A Preferred Stock”: The Series A Non-Convertible Preferred Stock, par value $0.001 per share, of Dolan Media.
     “Series B Preferred Stock”: The Series B Preferred Stock, par value $0.001 per share, of Dolan Media.
     “Series C Preferred Stock”: The Series C Participating Convertible Preferred Stock, par value $0.001 per share, of Dolan Media.
     15(c) Term Loans. Section 2.1 of the Credit Agreement is amended by deleting subsection (b) thereof and the last sentence thereof and by substituting in lieu thereof the following:
     (b) Term Loans. Prior to the Second Amendment Effective Date, each Bank made a term loan to the Borrowers, jointly and severally, in the amount of its Term Loan Commitment (as it existed prior to the date of this Agreement), which term loans were in the original aggregate principal balance of $85,000,000 and which term loans had an outstanding principal balance of $79,750,000 immediately prior to the Second Amendment Effective Date, which term loans shall be continued as a portion of the Term Loan outstanding immediately after the Second Amendment Effective Date (each, an “Existing Term Loan” and collectively, the “Existing Term Loans”). Upon the Second Amendment Effective Date, each Bank will make an additional term loan to the Borrowers, jointly and severally, in the amount of such Bank’s Term Loan Percentage of $10,000,000 (each being an “Increased Term Loan” and collectively, the “Increased Term Loans” and collectively with the Existing Term Loan and any Incremental Term Loan, each being a “Term Loan” and collectively the “Term Loans”). After giving effect to the Increased Terms Loans, the outstanding principal balance of the Term Loans on the Second Amendment Effective Date will be $89,750,000. Further, on any Increase Effective Date, each Bank and each New Bank may, upon the terms and conditions of Section 2.13 hereof, make an Incremental Term Loan in the amount of its Incremental Term Loan Commitment. The Term Loans and any portion of the balance thereof (in minimum amounts of $500,000) may be made, maintained, continued and converted to Prime Rate Advances or Eurodollar Rate Advances as the Borrowers’ Agent may elect in its notice of borrowing, continuation or conversion; provided, however, that there shall be no more than five (5) Eurodollar Rate Advances outstanding at any one time for the Term Loans.
     15(d) Term Loans. Section 2.2 of the Credit Agreement is amended by deleting subsection (b) thereof and by substituting in lieu thereof the following:
     (b) Procedure for Term Loans. Prior to the Second Amendment Effective Date, each Bank advanced its Existing Term Loan to the Borrowers and such Existing Term Loan shall be continued as a part of the Term Loan of such Bank outstanding after giving effect to its Increased Term Loan (and such Existing Term Loans shall be continued as Eurodollar Rate Advances or Prime Rate Advances, as applicable). Further, not later than 11:00 A.M. (Minneapolis time) two Eurodollar Business Days prior to the requested Second Amendment Effective Date if the Increased Term Loans are requested as Eurodollar Rate Advances and not later than 11:00 A.M. (Minneapolis time) one Business Day prior to the Second Amendment Effective Date if the Increased Term Loans are requested as Prime Rate Advances, the Borrowers’ Agent shall deliver to the Agent a written notice of borrowing. Such notice of borrowing shall be irrevocable and shall be deemed a representation by the Borrowers that on the Second Amendment Effective Date and after giving effect to the Increased Term Loans, the applicable conditions specified in Article III have been and will be satisfied. Such notice of borrowing shall specify (i) the requested Second Amendment Effective Date, (ii) whether such Increased Term Loans are to be funded as Eurodollar Rate Advances or Prime Rate Advances (and if such Increased Term Loans are to be made with more than one applicable interest rate choice, specifying the amount to which each interest rate choice is applicable), and (iii) in the case of Eurodollar Rate Advances, the duration of the initial Interest Period applicable thereto. The Agent shall promptly, on the date such request is received, notify each Bank of the receipt of such notice and the matters specified therein. On the requested Second Amendment Effective Date, each Bank shall provide to the Agent the amount of such Bank’s Increased Term Loan in Immediately Available Funds not later than 11:00 A.M., Minneapolis time. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the proceeds of the Increased Term Loans available to the Borrowers at the Agent’s main office on the requested date. The foregoing shall not apply to the funding of any Incremental Term Loans, the funding of which shall be governed by Section 2.13(b).
     15(e) Proceeds of Equity. Section 2.6(c) of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:
     (c) Proceeds of Equity. Within one Business Day following the receipt thereof, the Borrowers shall prepay to the Agent for the benefit of the Banks an amount equal to fifty percent (50%) of the sum of all cash proceeds of any issuance of equity securities (except equity securities issued to fund a Permitted Acquisition and equity securities issued in the Permitted IPO) net of the actual cash expenses paid by any Borrower in connection with such issuance. All prepayments under this Section 2.6(c) shall be applied pro rata based on the unpaid principal balance of the Term Loans to the principal balance of the Term Loans in inverse chronological order of the maturities of the Quarterly Principal Payments; provided, however, that (i) in the event a Prime Rate Advance and a Eurodollar Rate Advance have the same maturity, the Agent, to the extent practical in the Agent’s determination, shall make such application first to such Prime Rate Advance before application to such Eurodollar Rate Advance, and (ii) to the extent any portion of such prepayment would be applied to outstanding Eurodollar Rate Advances and no Default or Event of Default has occurred and is continuing, such portion shall be deposited in the Holding Account and withdrawn for application to such Eurodollar Rate Advances at the end of the then-current Interest Periods applicable thereto (or earlier, upon the occurrence of a Default or an Event of Default).
     15(f) Incremental Term Loan Commitment. Section 2.13(b)(i) of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:
     (i) The Borrowers may by written notice from the Borrowers’ Agent to the Agent (who shall promptly notify each of the Banks) elect to request the establishment of one new Term Loan Commitment (the “Incremental Term Loan Commitment”) by an amount not in excess of $15,000,000 for the purposes of financing any Permitted

Acquisition. The new Term Loan Commitment may be of an existing or a new class of Term Loans. Each such notice shall specify (i) the date (each, an “Increase Effective Date”) on which the Borrowers’ Agent proposes that the increased or new Term Loan Commitment shall be effective, which shall be a date not fewer than 10 Business Days after the date on which such notice is delivered to the Agent and (ii) the identity of each Bank and each New Bank (which New Bank shall be reasonably acceptable to the Agent) to whom the Borrower proposes any portion of such increased or new Term Loan Commitment be allocated and the amounts of such allocations; provided that any existing Bank approached to provide all or a portion of the increased or new Term Loan Commitment may elect or decline, in its sole discretion, to provide such increased or new Term Loan Commitment.
     15(g) Use of Proceeds. Section 2.21 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:
     Section 2.21. Use of Loan Proceeds. The Existing Term Loans shall be continued as a portion of the Term Loans in existence after giving effect to the Second Amendment. The proceeds of the Increased Term Loans shall be used to (a) fund Permitted Acquisitions after the Second Amendment Effective Date, (b) fund prepayments upon the Revolving Loans, (c) fund transaction costs in connection with Permitted Acquisitions and this Agreement and (d) fund working capital of the Borrowers. The proceeds of the Revolving Loans shall be used for general corporate purposes of the Borrowers (including Permitted Acquisitions and transaction costs in respect thereof) in a manner not in conflict with any of the Borrowers’ covenants in this Agreement.
     15(h) Financial Statements and Reports. Section 5.1(a) and (b) of the Credit Agreement are deleted in their respective entireties and the balance is submitted in lieu thereof:
     (a) As soon as available and in any event within 90 days after the end of each fiscal year of the Borrowers (or, as to the certificate, management letters, management reports or other reports of the Borrowers’ accountants described below for the Borrowers’ fiscal year ended December 31, 2006, by April 30, 2007), the consolidated financial statements of the Borrowers consisting of at least statements of income, cash flow and changes in stockholders’ equity, and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, and the consolidating financial statements of the Borrowers consisting of at least statements of income and balance sheets as at the end of such year, certified without qualification by McGladrey & Pullen, LLP or other independent certified public accountants of recognized national standing selected by the Borrowers and acceptable to the Agent, together with any management letters, management reports or other reasonably supplementary comments or reports to the Borrowers’ Agent or its board of directors furnished by such accountants.’
     (b) Together with the audited financial statements required under Section 5.1(a) (or, as to the audited financial statements of the Borrowers for the fiscal year ended December 31, 2006, by April 30, 2007), a statement by the accounting firm performing such audit to the effect that it has reviewed this Agreement and that in the course of performing its examination nothing came to its attention that caused it to believe that any Default or Event of Default exists, or, if such Default or Event of Default exists, describing its nature.

     15(i) Restricted Payments. Section 6.7 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:
     Section 6.7 Restricted Payments. No Borrower will make any Restricted Payments, other than (a) payments made under Acquisition Services Agreements, (b) Restricted Payments made to repurchase stock of any Borrower owned by an officer, director, consultant or employee of any Borrower in connection with the termination of such officer’s, director’s, consultant’s or employee’s employment, provided the aggregate amount of such Restricted Payments under this Section 6.7(b) made by the Borrowers in any fiscal year does not exceed $500,000, (c) Restricted Payments made from one Borrower to another Borrower, (d) Restricted Payments consisting of dividends payable to members of APC other than a Borrower pursuant to the terms of the APC LLC Agreement and (e) payments made to stockholders of Dolan Media in connection with the redemption by Dolan Media of all shares of Preferred Stock (including all shares of Series A Preferred Stock and Series B Preferred Stock, that will be issued to holders of Series C Preferred Stock upon the conversion of the Series C Preferred Stock), in each case so long as such redemption is funded with the proceeds of the Permitted IPO.
     15(j) Events of Default. Section 7.1(o) of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:
     (o) At any time prior to the Permitted IPO and the redemption of Dolan Media’s Preferred Stock as described in clause (e) of Section 6.7, a Triggering Event described in Section 7A(i) and (ii) of the Series B&C Certificate has occurred and has not been cured (or waived in writing in accordance with the terms of the Series B&C Certificate) within 365 days.
     15(k) Deletion of Existing Commitment Amounts. The signature pages to the Credit Agreement are hereby amended by deleting the Commitment Amounts of the Banks set forth therein.
     15(l) New Commitment Schedule. A new Schedule 1.1(A) is hereby added to the Credit Agreement and shall read as set forth on Exhibit A hereto, which Exhibit A is hereby made a part of the Credit Agreement as Schedule 1.1(A) thereto.
     15(m) New Form of Term Note. Exhibit B to the Credit Agreement is hereby amended and restated to read as set forth on Exhibit B hereto, which Exhibit B is hereby made a part of the Credit Agreement as Exhibit B thereto.
     Section 16. Effectiveness of Amendments. The amendments contained in this Amendment shall become effective as of the date first above written upon delivery by the Borrowers of, and compliance by the Borrowers with, the following:
     16(a) This Amendment, duly executed and delivered by each of the Borrowers, Borrowers’ Agent, each Bank and the Agent.
     16(b) A new Term Note in favor of each Bank in the amount of its Term Loan Commitment in effect after giving effect to this Amendment.

     16(c) The Agent shall have received for itself and for the ratable benefit of the Banks the fees set forth in the separate fee letter dated as of the Second Amendment Effective Date between the Agent and the Borrower’s Agent.
     16(d) The Agent shall have received an opinion of the Borrower’s counsel addressed to the Agent and the Banks covering such matters as may reasonably be prescribed by the Agent and otherwise in form and substance reasonably acceptable to the Agent.
     16(e) A copy of the resolutions of the Board of Directors or Board of Managers, as applicable, of each Borrower authorizing the execution, delivery and performance of this Amendment, certified as true and accurate by its Secretary or Assistant Secretary, along with a certification by such Secretary or Assistant Secretary (i) certifying the form of Certificate of Incorporation and Bylaws (or equivalent constituent documents) of such Borrower or certifying that there has been no amendment to the Certificate of Incorporation or Bylaws (or equivalent constituent documents) of such Borrower since true and accurate copies of the same were last delivered to the Lender with a certificate of the Secretary of such Borrower, and (ii) identifying each officer of the Borrower authorized to execute this Amendment and any other instrument or agreement executed by such Borrower in connection with this Amendment (collectively, the “Amendment Documents”), and certifying as to specimens of such officer’s signature and such officer’s incumbency in such offices as such officer holds.
     16(f) The Borrowers shall have satisfied such other conditions as specified by the Banks, including, to the extent reimbursable under the terms of the Credit Agreement, payment of all unpaid legal fees and expenses incurred by the Banks through the date of this Amendment in connection with the Credit Agreement and the Amendment Documents (each Bank’s delivery and release of its signature page hereto being evidence that the conditions set forth in this Section 3.5 are deemed satisfied by such Bank).
Notwithstanding anything to the contrary contained in Section 10 of the Series A Certificate or Section 11 of the Series B&C Certificate, in connection with the consummation of the Permitted IPO, the Agent and the Banks hereby consent to an amendment of the certificate of incorporation of Dolan Media which amendment would eliminate both the Series A Certificate and Series B&C Certificate in their entirety (so long as the actual redemption or repurchase of the Preferred Stock in respect thereof is conducted in accordance with Section 6.7(e) of the Credit Agreement).
     Section 17. Reserved.
Section 18. Representations, Warranties, Authority, No Adverse Claim.
     18(a) Reassertion of Representations and Warranties, No Default. Each Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all material respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement and except for representations and warranties made as of a specific earlier date, which shall be true and correct in all material respects as of such earlier date, and (b) there will exist no Default or Event of Default under the Credit Agreement as amended by this Amendment on such date which has not been waived by the Banks.
     18(b) Authority, No Conflict, No Consent Required. Each Borrower represents and warrants that such Borrower has the power and legal right and authority to enter into the

Amendment Documents and has duly authorized as appropriate the execution and delivery of the Amendment Documents and other agreements and documents executed and delivered by such Borrower in connection herewith or therewith by proper corporate action, and none of the Amendment Documents nor the agreements contained herein or therein contravenes or constitutes a default under any agreement, instrument or indenture to which such Borrower is a party or a signatory or a provision of such Borrower’s Certificate of Incorporation, Bylaws or any other agreement or requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to such Borrower or any of its property except, if any, in favor of the Banks. Each Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by such Borrower of the Amendment Documents or other agreements and documents executed and delivered by such Borrower in connection therewith or the performance of obligations of such Borrower therein described, except for those which such Borrower has obtained or provided and as to which such Borrower has delivered certified copies of documents evidencing each such action to the Banks.
     18(c) No Adverse Claim. Each Borrower warrants, acknowledges and agrees that no events have been taken place and no circumstances exist at the date hereof which would give such Borrower a basis to assert a defense, offset or counterclaim to any claim of the Banks with respect to the Obligations.
     Section 19. Affirmation of Credit Agreement, Further References, Affirmation of Security Interest. The Banks and the Borrowers each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment. Each Borrower confirms to the Banks that the Obligations are and continue to be secured by the security interest granted by the Borrowers in favor of the Banks under the Security Documents, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrowers under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrowers.
     Section 20. Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.
     Section 21. Severability. Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.
     Section 22. Successors. The Amendment Documents shall be binding upon the Borrowers and the Banks and their respective successors and assigns, and shall inure to the benefit of the Borrowers and the Banks and the successors and assigns of the Banks.
     Section 23. Legal Expenses. As provided in Section 9.2 of the Credit Agreement, the Borrowers agree to pay or reimburse the Agent, upon execution of this Amendment, for all reasonable out-of-pocket expenses paid or incurred by the Agent, including filing and recording costs and fees, charges and disbursements of outside counsel to the Agent (determined on the basis of such counsel’s generally applicable rates, which may be higher than the rates such counsel charges the Agent in certain matters) and/or the allocated costs of in-house counsel incurred from time to time, in connection with the Credit Agreement, including in connection with the negotiation, preparation, execution, collection and enforcement of the Amendment Documents and all other documents negotiated, prepared and executed in connection with the Amendment Documents, and in enforcing the obligations of the Borrowers under the Amendment Documents, and to pay and save the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Borrowers shall survive any termination of the Credit Agreement.
     Section 24. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.
     Section 25. Counterparts. The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and any party to the Amendment Documents may execute any such agreement by executing a counterpart of such agreement.
     Section 26. Governing Law. THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES AND THEIR AFFILIATES.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

DOLAN MEDIA COMPANY,
as a Borrower and as Borrowers’ Agent

By:	/s/ Scott Pollei Scott Pollei
Executive Vice President and Chief
Financial Officer

DOLAN FINANCE COMPANY
DOLAN PUBLISHING COMPANY
DOLAN PUBLISHING FINANCE COMPANY
CLEO COMPANY
LONG ISLAND BUSINESS NEWS, INC.
DAILY JOURNAL OF COMMERCE, INC.
LAWYER’S WEEKLY, INC.
LEGAL LEDGER, INC.
THE JOURNAL RECORD PUBLISHING CO.
DAILY REPORTER PUBLISHING COMPANY
NEW ORLEANS PUBLISHING GROUP, INC.
NOPG, L.L.C.
WISCONSIN PUBLISHING COMPANY
LEGAL COM OF DELAWARE, INC.
MISSOURI LAWYERS MEDIA, INC.
THE DAILY RECORD COMPANY
IDAHO BUSINESS REVIEW, INC.
FINANCE AND COMMERCE, INC.
COUNSEL PRESS, LLC
ARIZONA NEWS SERVICE, LLC
DOLAN DLN, LLC
DOLAN APC LLC

By:	/s/ Scott Pollei Scott Pollei
Vice President

AMERICAN PROCESSING COMPANY, LLC

By:	/s/ Scott Pollei Scott Pollei
Treasurer

U.S. BANK NATIONAL ASSOCIATION,
as Agent and as a Bank

By:	/s/ Michael J. Staloch Michael J. Staloch,
Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION

By: Name:	/s/ Bradley R. Sprang Bradley R. Sprang
Title:	First Vice President

ASSOCIATED BANK, NATIONAL ASSOCIATION

By: Name:	/s/ Paul E. Way Paul E. Way
Title:	Senior Vice President

BANK OF THE WEST

By: Name:	/s/ Andrew Gaspard Andrew Gaspard
Title:	Vice President

COMERICA BANK

By: Name:	/s/ Kent Takacs Kent Takacs
Title:	Vice President

COOPERATIEVE CENTRALE RAIFFEISEN-
BOERENLEENBANK B.A., “RABOBANK
NEDERLAND”, NEW YORK BRANCH

By: Name:	/s/ Kevin Mullin Kevin Mullin
Title:	Vice President

By: Name:	/s/ Brett Delfino Brett Delfino
Title:	Executive Director

EXHIBIT A TO SECOND AMENDMENT TO AMENDED
AND RESTATED CREDIT AGREEMENT
Schedule 1.1(A) to Credit Agreement
Commitment Amounts

	Revolving	Term Loan
Bank	Commitment Amount	Commitment Amount
U.S. Bank National Association	$4,050,000	$24,232,500

LaSalle Bank National Association	$3,450,000	$20,642,500

Associated Bank National Association	$1,950,000	$11,667,500

Bank of the West	$1,950,000	$11,667,500

Comerica Bank	$1,350,000	$8,077,500

Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch	$2,250,000	$13,462,500